Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Partners, Inc.

We consent to the use of our report dated February 25, 2010, incorporated herein by reference, to ING American Century Small-Mid Cap Value Portfolio, ING Baron Asset Portfolio, ING Baron Small Cap Growth Portfolio, ING Columbia Small Cap Value Portfolio, ING Davis New York Venture Portfolio, ING JPMorgan Mid Cap Value Portfolio, ING Legg Mason ClearBridge Aggressive Growth Portfolio, ING Oppenheimer Global Portfolio, ING Oppenheimer Global Strategic Income Portfolio, ING PIMCO Total Return Portfolio, ING Pioneer High Yield Portfolio, ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING T. Rowe Price Growth Equity Portfolio, ING Templeton Foreign Equity Portfolio, ING Thornburg Value Portfolio, ING UBS U.S. Large Cap Equity Portfolio, ING Van Kampen Comstock Portfolio and ING Van Kampen Equity and Income Portfolio, each a series of ING Partners, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 29, 2010